UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2006

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-08866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2381 Morse Avenue, Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure”, and shall not be deemed “filed” and shall not be deemed “soliciting material” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing of Microsemi under the Securities Act of 1933, as amended, or the Exchange Act, except if and as expressly set forth by a specific reference in such a filing:

On November 21, 2006, PowerDsine Ltd. (“PowerDsine”) first publicly disseminated a communication to its shareholders relating to the proposed merger of Pinnacle Acquisition Ltd., a wholly owned subsidiary of Microsemi Corporation, with and into PowerDsine, in which PowerDsine will be the surviving corporation and become a wholly-owned subsidiary of Microsemi. A copy of the PowerDsine shareholder communication is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Any statements set forth in this report that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties regarding the acquisition of PowerDsine include, but are not limited to, the inability to close the acquisition transaction for failure to obtain Israeli court approval, regulatory approval, shareholder approval, or any other reason, uncertainty as to the future profitability, if any, from the acquisition transaction, and adverse impacts on the PoE markets or the speed of growth of the PoE market. Risks and uncertainties regarding the potential acquisition are also discussed in the communication attached hereto as Exhibit 99.1 and incorporated herein by reference. The potential risks and uncertainties also include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company’s products, adverse impacts on analog / mixed-signal markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company’s common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of

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internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi’s future filings. Microsemi does not undertake to supplement or correct any information in this report that is or becomes incorrect.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Shareholder Communication, disseminated November 21, 2006, by PowerDsine Ltd., previously filed by PowerDsine Ltd. as an exhibit to the Current Report on Form 6-K, File No. 000-50787, filed on November 21, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Microsemi Corporation

Date: November 21, 2006	By:	/s/ David R. Sonksen
David R. Sonksen
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description
99.1	Shareholder Communication, disseminated November 21, 2006 by PowerDsine Ltd., previously filed by PowerDsine Ltd. as an exhibit to the Current Report on Form 6-K, File No. 000-50787, filed on November 21, 2006.

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